                              C E R T I F I C A T E


     The undersigned hereby certifies that he is the Secretary of Sears Tax-Exempt Reinvestment Fund (the "Trust"), an unincorporated business trust organized under the laws of The Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by a majority of the Trustees on February 19, 1993, as provided in Section 9.3 of the said Declaration, said Amendment to take effect on February 19, 1993, and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

     Dated this 19th day of February, 1993


                              /s/ Sheldon Curtis
                              ----------------------------------
                              Sheldon Curtis
                              Secretary

                                A M E N D M E N T

Dated:            February 19, 1993

To be Effective:  February 19, 1993

                                       TO

                        SEARS TAX-EXEMPT REINVESTMENT FUND

                              DECLARATION OF TRUST

                                 JUNE 1, 1983

                                             Amendment dated February 19, 1993
                                             to the Declaration of Trust (the
                                             "Declaration") of Sears Tax-Exempt
                                             Reinvestment Fund (the "Trust")
                                             dated June 1, 1983


WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to "Dean Witter Select Municipal Reinvestment Fund," to be effective on February 19, 1993;

     1. Section 1.1. of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

     "SECTION 1.1. NAME. The name of the Trust created hereby is the "Dean Witter Select Municipal Reinvestment Fund," and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name."


     2. Subsection (n) of Section 1.2 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

     "SECTION 1.2 DEFINITIONS.....

     "(n)  "TRUST" means the "Dean Witter Select Municipal Reinvestment Fund."

     3. SECTION 11.7 USE OF THE NAME "DEAN WITTER." Dean Witter Reynolds Inc. "DWR") has consented to the use by the Trust of the identifying name "Dean Witter," which is a property right of DWR. The Trust will only use the name "Dean Witter," which is a property right of DWR. The Trust will only use the name "Dean Witter" as a component of its name and for no other purpose, and will not purport to grant to any third party the right to use the name "Dean Witter" for any purpose. DWR, or any corporate affiliate of the parent of DWR, may use or grant to others the right to use the name "Dean Witter", or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right to any other investment company. At the request of DWR or its parent, the Trust will take such action as may be required to provide its consent to the use by DWR or its parent, or any corporate affiliate of DWR's parent, or by any person to whom DWR or its parent or an affiliate of DWR's parent shall have granted the right to the use, of the name "Dean Witter," or any combination or abbreviation thereof. Upon the termination of any investment advisory or investment management agreement into which DWR or an affiliate of DWR and the Trust may enter, the Trust shall, upon request by DWR or its parent, cease to use the name "Dean Witter" as a component of its name, and shall not use the name, or any combination or abbreviation thereof, as a part of its name or for any commercial purpose, and shall cause its officers, trustees and shareholders to take any and all actions which DWR or its parent may request to effect the foregoing and to reconvey to DWR or its parent any and all rights to such name."

     4. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

     5. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned, a majority of the Trustees of the Trust, have executed this instrument this 19th day of February, 1993.

/s/ Jack F. Bennett                          /s/ Paul Kolton
----------------------------                 ----------------------------
Jack F. Bennett, as Trustee                  Paul Kolton, as Trustee
and not individually                         and not individually
141 Taconic Road                             9 Huntington Ridge Road
Greenwich, CT 06831                          Stamford, CT 06903

/s/ Robert M. Gardiner                       /s/ Charles A. Fiumefreddo
---------------------------------            ----------------------------------
Robert M. Gardiner, as Trustee               Charles A. Fiumefreddo, as Trustee
and not individually                         and not individually
Two World Trade Center                       Two World Trade Center
New York, NY  10048                          New York, NY 10048


/s/ John R. Haire                            /s/ Michael E. Nugent
---------------------------------            ----------------------------------
John R. Haire, as Trustee                    Michael E. Nugent, as Trustee
and not individually                         and not individually
439 East 51st Street                         237 Park Avenue
New York, NY 10022                           New York, NY 10017

                                             /s/ Albert T. Sommers
---------------------------------            ----------------------------------
John E. Jeuck, as Trustee                    Albert T. Sommers, as Trustees
and not individually                         and not individually
70 East Cedar Street                         16 Bonnie Heights Road
Chicago, IL 60611                            Manhasset, NY 11030

/s/ Manuel H. Johnson                        /s/ Edward R. Telling
---------------------------------            ----------------------------------
Manuel H. Johnson, as Trustee                Edward R. Telling, as Trustee
and not individually                         and not individually
7521 Old Dominion Dr.                        Sears, Roebuck and Co.
MacLean, VA 22102                            Sears Tower, 68th Floor
                                             Chicago, IL 60684

/s/ Edwin J. Garn
---------------------------------
Edwin J. Garn, as Trustee
and not individually
2000 Eagle Gate Tower
Salt Lake City, Utah 84111

STATE OF NEW YORK )
                  ) ss.:
COUNTY OF NEW YORK)


     On this 19th day of February, 1993, CHARLES A. FIUMEFREDDO, JACK F. BENNETT, EDWIN J. GARN, MICHAEL E. NUGENT, MANUEL H. JOHNSON, PAUL KOLTON, ROBERT M. GARDINER, JOHN R. HAIRE, ALBERT T. SOMMERS and EDWARD R. TELLING, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

                                             /s/ Marilyn K. Cranney
                                            ---------------------------
                                                Notary Public



My commission expires:

       [Notary Stamp]